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                                                                      EXHIBIT 24



                          [DAVID H. JARVIS LETTERHEAD]



                                 August 2, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Mojave Southern, Inc.

Dear Sir/Madam:

        I have acted as counsel to Mojave Southern, Inc., a Nevada Corporation (the "Company"), in connection with its Registration Statement Filed as From 10-SB and submitted contemporaneously herewith.

        In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary and/or appropriate for the purpose of rendering this opinion, including but not limited to the Articles of Incorporation and By Laws of the Company.

        Based upon the forgoing, it is my opinion that the Company is duly organized and validly exists as a corporation under the Laws of the State of Nevada. I hereby consent to the use of this opinion as an exhibit to the Registration Statement filed herewith.

                                             Sincerely,

                                             /s/ David H. Jarvis, Esq.
                                             -----------------------------------
                                             David H. Jarvis, Esq.